EXHIBIT 15.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

We are aware that our report dated January 25, 2001 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended December 31, 2000 and 1999 is incorporated by reference in Registration Statement 333-51849. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                 /s/ BAIRD, KURTZ &  DOBSON
                                                 BAIRD, KURTZ & DOBSON

Kansas City, Missouri
January 25, 2001